UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2015

HMS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-50194	11-3656261
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5615 High Point Drive, Irving, TX	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 453-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 29, 2015, the Board of Directors of HMS Holdings Corp. (the “Company”) appointed Greg G. Aunan, age 46, as Senior Vice President and Chief Accounting Officer of the Company. Prior to joining the Company, Mr. Aunan served as Chief Financial Officer of international law firm Locke Lord LLP from March 2013 to December 2014. Mr. Aunan joined KPMG LLP in 1996, where he served as an audit partner from 2008 to February 2013. Mr. Aunan has over 20 years of progressive accounting and auditing experience with focus in consumer markets and retail sectors and is licensed as a certified public accountant in Iowa and Texas.

There are no arrangements or understandings between Mr. Aunan and any other persons pursuant to which Mr. Aunan was selected as an officer of the Company, there are no related person transactions involving Mr. Aunan that are reportable under Item 404(a) of Regulation S-K, and there are no family relationships between Mr. Aunan and any director or executive officer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HMS HOLDINGS CORP.
(Registrant)

Date: June 29, 2015	By:	/s/ Eugene V. DeFelice
	Name:	Eugene V. DeFelice
	Title:	Executive Vice President, General Counsel and Corporate Secretary

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